Exhibit 99.1

SUPERIOR ESSEX INC.

DIRECTOR COMPENSATION PLAN

SUPERIOR ESSEX INC.

DIRECTOR COMPENSATION PLAN

SUPERIOR ESSEX INC.

DIRECTOR COMPENSATION PLAN

ARTICLE 1

PURPOSE

1.1.          BACKGROUND.  This plan is adopted to formalize the compensation for non-employee directors of the Company.  The Plan is named the “Superior Essex Inc. Director Compensation Plan.”

1.2.          PURPOSE.  The purpose of the Plan is to attract, retain and compensate highly-qualified individuals who are not employees of the Company or any of its Subsidiaries or Affiliates for service as members of the Board by providing them with competitive compensation and an equity interest in the Common Stock of the Company.  The Company intends that the Plan will benefit the Company and its stockholders by allowing Non-Employee Directors to have a personal financial stake in the Company through an ownership interest in the Common Stock and will closely associate the interests of Non-Employee Directors with that of the Company’s stockholders.

1.3.          ELIGIBILITY.  Non-Employee Directors of the Company who are Eligible Participants, as defined below, shall automatically be participants in the Plan.

ARTICLE 2

DEFINITIONS

                2.1.          DEFINITIONS.  Unless the context clearly indicates otherwise, the following terms shall have the following meanings:

                (a)           “Affiliate” shall have that meaning ascribed to it in the LTIP.

                (b)           “Base Annual Retainer” means the annual cash retainer (excluding meeting fees and expenses) payable by the Company to a Non-Employee Director pursuant to Section 5.1 hereof for service as a director of the Company (i.e., excluding any Supplemental Annual Retainer or Special Retainer); as such amount may be determined by the Board from time to time.

                (c)           “Board” means the Board of Directors of the Company.

                (d)           “Board Chair” means the Independent Director who has been designated by the Board as the Chair of the Board, or if the Chair is not Independent, an Independent Director appointed as lead director of the Board under the Board’s Governance Principles.  The Board Chair shall have such duties as shall be assigned to him or her by the Board in the Governance Principles.

                (e)           “Committee” means the Compensation Committee of the Board.

                (f)            “Common Stock” means the common stock, par value $0.01 per share, of the Company.

                (g)           “Company” means Superior Essex Inc., a Delaware corporation.

                (h)           “Disability” means any illness or other physical or mental condition of a Non-Employee Director that renders him or her incapable of performing as a director of the Company, or any medically determinable illness or other physical or mental condition resulting from a bodily injury, disease or mental disorder which, in the judgment of the Committee, is permanent and continuous in nature.  The Committee may require such medical or other evidence as it deems necessary to judge the nature and permanency of a Non-Employee Director’s condition.

                (i)            “Effective Date” of the Plan means November 10, 2004.

                (j)            “Eligible Participant” means any person who is a Non-Employee Director on the Effective Date or becomes a Non-Employee Director while this Plan is in effect; except that any director who is a former employee shall not be an Eligible Participant for a period of one year following the date of termination of employment.

                (k)           “Equity Award” means stock options, restricted stock, restricted stock units, stock appreciation rights, or other awards based on or derived from the Common Stock which are authorized under the LTIP for award to Non-Employee Directors.

                (l)            “Fair Market Value” has the meaning ascribed to it in the LTIP.

                (m)          “LTIP” means the Superior Essex Inc. 2003 Stock Incentive Plan, and any subsequent equity compensation plan approved by the Board and designated as the LTIP for purposes of this Plan.

                (n)           “Meeting Fees” means fees for attending a meeting of the Board or one of its Committees as set forth in Section 5.3 hereof.

                (o)           “Non-Employee Director” means a director of the Company who is not an employee of the Company or any of its Subsidiaries or Affiliates.

                (q)           “Plan” means the Superior Essex Inc. Director Compensation Plan, as amended from time to time.

                (r)            “Plan Year(s)” means the approximate twelve-month periods between annual meetings of the stockholders of the Company.

                (s)           “Subsidiary” shall have that meaning ascribed to it in the LTIP.

                (t)            “Supplemental Annual Retainer” means the annual retainer (excluding meeting fees and expenses) payable by the Company to a Non-Employee Director pursuant to Section 5.2 hereof for service as Board Chair or chair of a committee of the Board; as such amount may be determined by the Board from time to time.

ARTICLE 3

ADMINISTRATION

                3.1.          ADMINSTRATION.  The Plan shall be administered by the Committee.  Subject to the provisions of the Plan, the Committee shall be authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan.  The Committee’s interpretation of the Plan, and all actions taken and determinations made by the Committee pursuant to the powers vested in it hereunder, shall be conclusive and binding upon all parties concerned including the Company, its stockholders and persons granted awards under the Plan.  The Committee may appoint a plan administrator to carry out the ministerial functions of the Plan, but the administrator shall have no other authority or powers of the Committee.

                3.2.          RELIANCE.  In administering the Plan, the Committee may rely upon any information furnished by the Company, its public accountants and other experts.  No individual will have personal liability by reason of anything done or omitted to be done by the Company or the Committee in connection with the Plan.  This limitation of liability shall not be exclusive of any other limitation of liability to which any such person may be entitled under the Company’s certificate of incorporation or otherwise.

                3.3.          INDEMNIFICATION.  Each person who is or has been a member of the Committee or who otherwise participates in the administration or operation of the Plan shall be indemnified by the Company against, and held harmless from, any loss, cost, liability or expense that may be imposed upon or incurred by him or her in connection with or resulting from any claim, action, suit or proceeding in which such person may be involved by reason of any action taken or failure to act under the Plan and shall be fully reimbursed by the Company for any and all amounts paid by such person in satisfaction of judgment against him or her in any such action, suit or proceeding, provided he or she will give the Company an opportunity, by written notice to the Board, to defend the same at the Company’s own expense before he or she undertakes to defend it on his or her own behalf.  This right of indemnification shall not be exclusive of any other rights of indemnification to which any such person may be entitled under the Company’s certificate of incorporation, bylaws, contract or Delaware law.

ARTICLE 4

SHARES

                4.1.          SOURCE OF SHARES FOR THE PLAN.  Equity Awards that may be issued pursuant to the Plan shall be issued under the LTIP, subject to all of the terms and conditions of the LTIP.  The terms contained in the LTIP are incorporated into and made a part of this Plan with respect to Equity Awards granted pursuant hereto, and any such awards shall be governed by and construed in accordance with the LTIP.  In the event of any actual or alleged conflict between the provisions of the LTIP and the provisions of this Plan, the provisions of the LTIP shall be controlling and determinative.  This Plan does not constitute a separate source of shares for the grant of the equity awards described herein.

ARTICLE 5

CASH COMPENSATION

                5.1.          BASE ANNUAL RETAINER.  Each Eligible Participant shall be paid a Base Annual Retainer for service as a director during each Plan Year, payable in approximately quarterly installments in arrears.  The amount of the Base Annual Retainer shall be established from time to time by the Board upon recommendation of the Committee.  The initial amount of the Base Annual Retainer is set forth in Schedule I.  Each person who first becomes an Eligible Participant on a date other than an annual meeting date shall be paid a retainer equal to the monthly installment of the Base Annual Retainer for each full month served during such Plan Year and a prorata amount to reflect the actual number of days served in a partial month of service.

                5.2.          SUPPLEMENTAL ANNUAL RETAINER.  The Board Chair may be paid a Supplemental Annual Retainer for service as Board Chair during a Plan Year, payable at the same times as installments of the Base Annual Retainer are paid.    The amount of the Supplemental Annual Retainer shall be established from time to time by the Board, upon recommendation of the Committee.  The initial amount of the Supplemental Annual Retainer is set forth in Schedule I.  A prorata Supplemental Annual Retainer will be paid to any Eligible Participant who becomes Board Chair on a date other than the beginning of a Plan Year, for each full month served during such Plan Year in such position and a prorata amount to reflect the actual number of days served in a partial month of service.

                5.3.          MEETING FEES.  Each Eligible Participant shall be paid a fee for each meeting of the Board or committee thereof in which he or she participates.  The amount of the fees shall be established from time to time by the Board, upon recommendation of the Committee.  The initial amount of the Meeting Fees is set forth in Schedule I.   For purposes of this provision, casual or unscheduled conferences among directors shall not constitute an official meeting.

                5.4.          TRAVEL EXPENSE REIMBURSEMENT  All Eligible Participants shall be reimbursed for reasonable travel expenses (including spouse’s expenses to attend events to which spouses are invited) in connection with attendance at meetings of the Board and its committees, or other Company functions at which the Chief Executive Officer or the Board Chair requests the Director to participate.  If the travel expense is related to the reimbursement of commercial airfare, such reimbursement will cover first-class rates for domestic travel or business-class rates for international travel.  If the travel expense is related to reimbursement of non-commercial air travel, such reimbursement shall not exceed the rate for comparable travel by means of commercial airlines.

ARTICLE 6

EQUITY COMPENSATION

                6.1.          EQUITY AWARDS

                (a)           Initial Grant of Restricted Stock.  Each Eligible Participant shall receive, on November 11, 2004, the Equity Award set forth on Schedule I.  The Restricted Stock shall be subject to the terms and restrictions set forth in the Award Certificate set forth in Schedule II and are subject to share availability under the LTIP.

                (b)           Annual Grant of Equity Awards.  On the day following the 2005 annual meeting of the Company’s stockholders and on the day following each subsequent annual meeting of the Company’s stockholders, each Eligible Participant in service on that date will receive the Equity Award set forth on Schedule I or such other amounts as may be established by the Board, upon recommendation of the Committee.  Such Equity Awards shall be subject to the terms and restrictions described in the Award Certificate and are subject to share availability under the LTIP.

                6.2.          AWARD CERTIFICATES.  All Equity Awards shall be evidenced by a written award certificate, which shall include such provisions, not inconsistent with the Plan or the LTIP, as may be specified by the Committee.

                6.3.          ADJUSTMENTS  The adjustment provisions of the LTIP shall apply with respect to awards of Equity Awards granted pursuant to this Plan.

                6.4.          TAX MATTERS.  Article 6 of the Plan is intended to be a nonqualified, unfunded plan of deferred compensation under the Internal Revenue Code of 1986, as amended.  A participant shall have the status of a general unsecured creditor of the Company with respect to his or her right to receive Common Stock or other payment upon settlement of the Equity Award granted under the Plan.  None of the benefits, payments, proceeds or distributions under Article 6 of the Plan shall be subject to the claim of any creditor of any participant or beneficiary, or to any legal process by any creditor of such participant or beneficiary, and none of them shall have any right to alienate, commute, anticipate or assign any of the benefits, payments, proceeds or distributions under Article 6 of the Plan except to the extent expressly provided herein to the contrary.

ARTICLE 7

AMENDMENT, MODIFICATION AND TERMINATION

                7.1.          AMENDMENT, MODIFICATION AND TERMINATION.  The Board may, at any time and from time to time, amend, modify or terminate the Plan without stockholder approval; provided, however, that if an amendment to the Plan would, in the reasonable opinion of the Board,  require stockholder approval under applicable laws, policies or regulations or the applicable listing or other requirements of a securities exchange on which the Common Stock is listed or traded, then such amendment shall be subject to stockholder approval; and provided further, that the Board may condition any other amendment or modification on the approval of stockholders of the Company for any reason.

ARTICLE 8

GENERAL PROVISIONS

                8.1.          DURATION OF THE PLAN.  The Plan shall remain in effect until terminated by the Board.

                8.2.          EXPENSES OF THE PLAN.  The expenses of administering the Plan shall be borne by the Company.

The foregoing is hereby acknowledged as being the Superior Essex, Inc. Director Compensation Plan as adopted by the Board on ___________, 2004.

SUPERIOR ESSEX INC.

By:	Barbara L. Blackford
Executive Vice President, General Counsel and Corporate Secretary

SCHEDULE I

ANNUAL DIRECTOR COMPENSATION SCHEDULE

Annual Retainer (all Directors): $40,000

Supplemental Annual Retainer:

Board Chair:  $65,000

Meeting Fees:

Members:

Board or Committee meeting (in person or by teleconference of more than two hours): $2,000

Board or Committee meeting (by teleconference of two hours or less): $1,000

Compensation Committee Chair:

Compensation Committee meeting in person or by teleconference of more than two hours):  $3,000

Compensation Committee meeting (by teleconference of two hours or less): $1,500

Audit Committee Chair:

Audit Committee meeting in person or by teleconference of more than two hours):  $5,000

Audit Committee meeting (by teleconference of two hours or less): $2,500

Equity Awards:

Initial Equity Award (for period from 11/10/04 thru April 2005 shareholder meeting):  2,500 shares of Restricted Stock

Annual Equity Award (for Plan Year 2005): 5,000 shares of Restricted Stock

Vesting:  Restricted Stock will vest 1/3 per year on the first three anniversaries of the date of grant.  Unless otherwise stated in the Award Certificate, the Restricted Stock will vest in full upon termination of the grantee’s service as a director due to death, disability, retirement, a change of control or failure to be re-nominated or re-elected to the Board.

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